SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2001


                               USOL Holdings, Inc.
             (Exact name of registrant as specified in its charter)


                                     OREGON

                 (State or other jurisdiction of incorporation)

                 01-14271                              93-1197477
         (Commission File Number)           (IRS Employer Identification No.)

                             10300 Metric Boulevard
                               Austin, Texas 78758
           (Address of principal executive office, including zip code)

                                 (512) 651-3767
              (Registrant's telephone number, including area code)





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ITEM 2.  Acquisition or Disposition of Assets.

         USOL Holdings, Inc. ("Holdings"), an Oregon corporation, its wholly owned subsidiary USOL, Inc. ("Seller") and Seller's 50% owned subsidiary, U.S. Austin Cable Association I, Ltd., ("USACA") are engaged in the business of marketing and providing cable television, digital cable, local dial tone, long distance, dial-up internet access, and/or high speed internet access service (collectively, "Bundled Communication Services") to multi-family development units (each, an "MDU"). Seller owns and operates the Bundled Communications Services systems (with respect to each MDU, a "System") located on and serving certain MDU properties.

         Pursuant to the Purchase Agreement (the "Purchase Agreement") by and among Grande Communications, Inc., a Delaware corporation ("Grande") and Seller joined by USACA, as amended by that certain First Amendment to Purchase Agreement by and among the same parties, USOL is disposing of several of its Systems in exchange for the aggregate consideration of $14,252,625.95 (subject to certain adjustments) and the assumption by Grande of certain of Seller's liabilities (collectively, the "Consideration"). The amount of Consideration was determined by arms length negotiations between the parties to the Purchase Agreement. The conveyance of the transferred assets from Seller to Buyer shall take place in a series of closings the first of which occurred on December 13, 2001, and the last of which is scheduled to occur on or prior to September 30, 2002. Under the terms of the Purchase Agreement, Seller also agrees to transfer to Purchaser various other agreements which Seller has entered into with respect to certain MDU properties in exchange for Purchaser's agreeing to retain the services of Seller, as the exclusive partner of Purchaser in obtaining right-of-entry and marketing agreements with owners of MDUs in the Austin/San Antonio corridor, pursuant to the Service Agreement by and between Seller and Purchaser.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    USOL Holdings, Inc.
                                    (Registrant)



Date:  December 27, 2001            By:   /s/ James Livingston
                                       ---------------------------------------
                                       James Livingston, CEO and President














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